As Filed with the Securities and Exchange Commission on June 25, 2001.
File No. 333-87529

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000

(Address of registrant's principal executive offices, including zip code)

DOMINION RESOURCES, INC. EMPLOYEE SAVINGS PLAN VIRGINIA POWER HOURLY EMPLOYEE SAVINGS PLAN
(Full Titles of Plans)

Patricia A. Wilkerson, Vice President and Corporate Secretary
Karen W. Doggett, Assistant Corporate Secretary
Dominion Resources, Inc.
120 Tredegar Street,
Richmond, Virginia 23219
(804) 819-2000
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Pursuant to rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-8 (Registration No. 333-87529), Dominion Resources, Inc. registered 5,000,000 shares of its Common Stock to be issued in connection with the Dominion Resources, Inc. Employee Savings Plan and Virginia Power Hourly Employee Savings Plan. On October 20, 2000, the Board of Directors put forth a resolution stating the System Thrift Plan of Consolidated Natural Gas Company and its participating Subsidiaries for Employees who are not Represented by a Recognized Union and the Dominion Subsidiary Savings Plan (the Plans) would be merged with the Dominion Resources, Inc. Employee Savings Plan. Effective December 30, 2000, the assets of the Plans were merged with the Dominion Resources, Inc. Employee Savings Plan and such Plans are now covered by this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Company's Registration Statement (File No. 333-87529) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 25th day of June, 2001.

DOMINION RESOURCES, INC.

By:
Thos. E. Capps, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 25th of June, 2001.

Signature	Title

Director
William S. Barrack, Jr.

Chairman of the Board of Directors,
Thos. E. Capps	President and Chief Executive Officer

/s/ George A. Davidson, Jr.*	Director
George A. Davidson, Jr.

/s/ John W. Harris*	Director
John W. Harris

/s/ Benjamin J. Lambert, III*	Director
Benjamin J. Lambert, III

/s/ Richard L. Leatherwood*	Director
Richard L. Leatherwood

Director
Margaret A. McKenna

Director
Steven A. Minter

/s/ K. A. Randall*	Director
K.A. Randall

/s/ Frank S. Royal*	Director
Frank S. Royal

/s/ S. Dallas Simmons*	Director
S. Dallas Simmons

Signature	Title

/s/ Robert H. Spilman*	Director
Robert H. Spilman

/s/ David A. Wollard*	Director
David A. Wollard

Executive Vice President and
Thomas N. Chewing	Chief Financial Officer

Vice President, Controller and
Steven A. Rogers	Principal Accounting Officer

*by
Patricia A. Wilkerson
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the Dominion Resources, Inc. Employee Savings Plan and the Virginia Power Hourly Employee Savings Plan committee members have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on the 25th day of June 2001.

Dominion Resources, Inc. Employee Savings Plan
Virginia Power Hourly Employee Savings Plan

By	/s/ Steven A. Rogers
Steven A. Rogers Member of the Committee

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 25th day of June 2001, by the members of the Committee for the administration of the Dominion Resources, Inc. Employee Savings Plan and the Virginia Power Hourly Employee Savings Plan.

Signature	Title

/s/ Anthony E. Manning	Chairman
Anthony E. Manning

/s/ Amy Clark	Member
Amy Clark

/s/ R. Anderson Haas, Jr.	Member
R. Anderson Haas, Jr.

/s/ G. Scott Hetzer	Member
G. Scott Hetzer

/s/ Richard J. Kochick	Member
Richard J. Kochick

/s/ Annetta R. Riekel	Member
Annetta R. Riekel

/s/ Steven A. Rogers	Member
Steven A. Rogers